UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)
(855) 727 - 9079
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 20, 2018, Trupanion, Inc. (the "Company") filed a Current Report on Form 8-K disclosing that the Company had entered into a real estate purchase and sale agreement (the “Purchase Agreement”) with Benaroya Capital Company, L.L.C. (“Benaroya”) for the purchase of the Company’s home office building, at a price of $55 million in cash and $10 million in shares of the Company’s common stock (the “Building Acquisition”). A description of the material terms and conditions of the Purchase Agreement was included under Item 1.01 of the Current Report on Form 8-K filed on June 20, 2018, and the Purchase Agreement was filed as Exhibit 10.1 thereto, and such description and exhibits are incorporated herein by reference.

On August 9, 2018, we closed the Building Acquisition. The sources of funds for the Building Acquisition included (1) $55 million from our common stock offering that was completed on June 25, 2018 (the “Offering”) and (2) the issuance of 303,030 shares of the Company’s common stock to Benaroya at the Offering price of $33.00 per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: August 13, 2018